LETTER OF RESIGNATION

Date: April 30, 2025

From:
Name: Weiwei Jiang
Nationality: Canadian
Passport No: AJ297107
Email: Ricky427427@gmail.com

To:
Summit Networks Inc.
Please accept this letter as I am leaving my position as an independent director of Summit Networks Inc.
The reason for applying for resignation is that the service expires. Voluntarily and without any dispute.

If I help during this transition, please let me know.

Sincerely,

____

Weiwei Jiang